As filed with the Securities and Exchange Commission on February 25, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
GoodRx Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-5104396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2701 Olympic Boulevard
Santa Monica, CA 90404
(855) 268-2822
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
GoodRx Holdings, Inc. 2020 Incentive Award Plan
GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plans)
Christopher McGinnis
Chief Financial Officer
2701 Olympic Boulevard
Santa Monica, CA 90404
(855) 268-2822
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Marc D. Jaffe
Benjamin J. Cohen
Jenna Cooper
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐
EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the
“Commission”) for the purpose of registering an additional 31,525,813 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of GoodRx Holdings, Inc. (the “Registrant”), issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File No. 333-249069), Form S-8 (File No.
333-254184), Form S-8 (File No. 333-263118), Form S-8 (File No. 333-270149), Form S-8 (File No. 333-277511) and Form S-8
(File No. 333-285349) are effective: (i) the GoodRx Holdings, Inc. 2020 Incentive Award Plan and (ii) the GoodRx Holdings,
Inc. 2020 Employee Stock Purchase Plan.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.
Item 8. EXHIBITS.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-39549	9-28-2020	3.1

4.2	Amended and Restated Bylaws	8-K	001-39549	9-28-2020	3.2

4.3	Form of Certificate of Class A Common Stock	S-1/A	333-248465	8-28-2020	4.1

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney					X

99.1	GoodRx Holdings, Inc. 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2

99.1.1	Form of Option Agreement pursuant to 2020 Incentive Award Plan	S-1/A	333-248465	9-14-2020	10.3.1

99.1.2	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	S-1/A	333-248465	9-14-2020	10.3.2

99.1.5	First Amendment to GoodRx Holdings, Inc. 2020 Incentive Award Plan	10-Q	001-39549	5-13-2021	10.1

99.1.6	Form of Director Deferred Cash Fees RSU Agreement	10-K	001-39549	2-29-2024	10.18.1

99.1.7	Form of Director Deferred RSU Agreement	10-K	001-39549	2-29-2024	10.18.2

99.1.8	Form of Option Agreement pursuant to 2020 Incentive Award Plan (2025 Form)	10-Q	001-39549	10.1	10.1

99.1.9	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan (2025 Form)	10-Q	001-39549	10.2	10.2

99.2	GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan	S-1/A	333-248465	9-14-2020	10.4

107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 25th day of
February, 2026.

GOODRX HOLDINGS, INC.

By:	/s/ Christopher McGinnis
Christopher McGinnis Chief Financial Officer & Treasurer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of GoodRx Holdings, Inc., hereby severally constitute and appoint Wendy Barnes and
Christopher McGinnis, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-
fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Wendy Barnes	Chief Executive Officer & President	February 25, 2026
Wendy Barnes	(Principal Executive Officer)

/s/ Christopher McGinnis	Chief Financial Officer & Treasurer	February 25, 2026
Christopher McGinnis	(Principal Financial Officer)

/s/ Romin Nabiey	Chief Accounting Officer	February 25, 2026
Romin Nabiey	(Principal Accounting Officer)

/s/ Trevor Bezdek	Co-Chairman of the Board	February 25, 2026
Trevor Bezdek

/s/ Scott Wagner	Co-Chairman of the Board	February 25, 2026
Scott Wagner

/s/ Christopher Adams	Director	February 25, 2026
Christopher Adams

/s/ Ronald E. Bruehlman	Director	February 25, 2026
Ronald E. Bruehlman

/s/ Ian T. Clark	Director	February 25, 2026
Ian T. Clark

/s/ Dipanjan Deb	Director	February 25, 2026
Dipanjan Deb

/s/ Douglas Hirsch	Director	February 25, 2026
Douglas Hirsch

/s/ Kelly J. Kennedy	Director	February 25, 2026
Kelly J. Kennedy

/s/ Gregory Mondre	Director	February 25, 2026
Gregory Mondre

/s/ Agnes Rey-Giraud	Director	February 25, 2026
Agnes Rey-Giraud